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                                                                     EXHIBIT 5.1



May 4, 1999



Mercury Air Group, Inc.
5456 McConnell Avenue
Los Angeles, California 90066

Re: Mercury Air Group, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

         At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,082,875 shares of common stock, par value $.01 (the "S-8 Shares"), of Mercury Air Group, Inc., a New York corporation (the "Company"), which are to be offered and sold by the Company pursuant to the 1998 Directors Stock Option Plan, the 1998 Long-Term Incentive Plan, a Non-Qualified Stock Option Agreement by and between the Company and S.K. Acquisition, Inc. dated August 24, 1995 a Non-Qualified Stock Option Agreement by and between the Company and Mr. Eric Beelar dated October 10, 1995, and a NonQualified Stock Option Agreement by and between the Company and Mr. Zack Vernikovsky dated January 18, 1996 (collectively, such agreements and plans are hereinafter referred to as the "Plans").

         I have examined the Company's Certificate of Incorporation and Bylaws; the Company's minute books; the corporate records in connection with the Plans and the sale of the S-8 Shares: and such other documents of the Company as I have considered necessary or appropriate for the purposes of this opinion.

         On the basis of such examinations and reviews, I advise you that I am of the opinion that the S- 8 Shares, when offered and sold in the manner provided in the Prospectus contained in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is limited solely to matters of the laws of the State of California; the general corporation law of the State of New York; and the laws of the United States of America.


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Mercury Air Group, Inc.
May 4, 1999
Page 2


         We hereby advise you that Frederick H. Kopko, Jr., a partner of this law firm, is a director of the Company and holds options to purchase 82,500 shares of Common Stock issued under the 1990 Directors Stock Option Plan. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

MCBREEN, MCBREEN & KOPKO

/s/ James R. Stern, Esq.
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